UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Alexander & Baldwin, Inc. issued a press release on August 8, 2013 announcing its 2013 second quarter earnings.  This information is being furnished as Exhibit 99.1 to this report.

Item 2.03.  Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 2, 2013, Alexander & Baldwin, LLC (the "Company"), a wholly owned subsidiary of Alexander & Baldwin, Inc., entered into a commitment to draw $100 million under the Amended and Restated Note Purchase and Private Shelf Agreement among the Company, Prudential Investment Management, Inc., and the other purchasers party thereto, dated June 4, 2012. Under the commitment, the Company will draw $100 million on September 12, 2013 and will use the proceeds for general corporate purposes, including reducing amounts borrowed under its revolving credit facilities. The first tranche of $75 million bears interest at 3.90% and matures in November 2024. The second tranche of $25 million bears interest at 4.35% and matures in September 2026. Interest is paid semi-annually and principal payments will be repaid according to the following schedule ($ in millions):

Principal Payments
2015	$1.6
2016	8.3
2017	5.6
2018	9.7
2019	9.7
2020	11.4
2021	14.0
2022	12.5
2023	11.5
2024	8.4
2025	3.3
2026	4.0
Total	$100.0

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release announcing 2013 second quarter earnings issued on August 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 8, 2013

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller